EXHIBIT 32.1

Section 1350 Certification

In connection with the Annual Report of International Paintball Association, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Brenda D. Webb, Chief Executive Officer and principal financial and accounting officer, of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

April 14, 2011	/s/Brenda D. Webb Brenda D. Webb, Chief Executive Officer, principal executive officer, principal financial and accounting officer